Exhibit 10.2
MARKETING AGENT AGREEMENT
THIS MARKETING AGENT AGREEMENT (this “Agreement”), made as of this 19th day of November, 2025, by and between VANECK DIGITAL ASSETS, LLC (“VDA”), a Delaware limited liability company, for itself and as sponsor of VanEck BNB ETF (the “Trust”) (Ticker: VBNB) and VAN ECK SECURITIES CORPORATION (“VanEck”), a Delaware corporation.
WHEREAS, the Trust is governed by the Declaration of Trust dated March 31, 2025 (the “Trust Agreement”) between VDA and Delaware Trust Company, as the trustee (the “Trustee”), as amended from time to time, pursuant to which the Trust issues from time to time shares (the “Shares”), which represent units of fractional undivided beneficial interest in the Trust, upon the deposit of BNB (BNB) with Anchorage Digital Bank N.A. as custodian of the Trust;
WHEREAS, the Trust filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (Registration No. 333-286959), including as part thereof a prospectus (as amended or supplemented from time to time, the “Prospectus”; the registration statement in whole, together with any amendments and supplements thereto from time to time and with all documents filed as a part thereof, the “Registration Statement”), under the Securities Act of 1933, as amended (the “1933 Act”), which have been delivered to VanEck pursuant to the terms of this Agreement;
WHEREAS, all references herein to the Registration Statement shall be read to include any additional replacement registration of Shares on Form S-3 after the date hereof by the Trust at the direction of the then applicable sponsor of the Trust, and all references to the Prospectus shall be read at such time to include the prospectus included as a part of such registration on Form S-3;
WHEREAS, pursuant to the Trust Agreement, VDA wishes to retain VanEck to provide certain assistance, and VanEck wishes to provide such assistance, with respect to the marketing of the Shares;
NOW, THEREFORE, in consideration of their mutual promises, VDA, for itself and in its capacity as sponsor of the Trust, and VanEck agree as follows:
1.    Representations, Warranties and Covenants
1.1    VDA, on its own behalf and in its capacity as sponsor of the Trust, as applicable, represents, warrants as of the date of this Agreement and covenants as follows:
(1)    VDA is a limited liability company duly organized and validly existing under the laws of the jurisdiction of its organization, with full power and authority to conduct its business as presently conducted, is the named sponsor of the Trust, has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement on its part to be performed, and is in good standing in each jurisdiction where the conduct of its business requires such qualification, except to the extent that such failure to qualify would not have a materially adverse effect on VDA or the conduct of its business;
(2)    VDA’s execution, delivery and performance of this Agreement have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of formation or limited liability company agreement (including any amendments thereto) or any law, regulation or contractual restriction binding on it or its assets;

(3)    VDA, as sponsor of the Trust, has obtained all consents, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and filed such notifications, reports and registrations requisite for its due execution, delivery and performance of this Agreement from or with, as applicable, the relevant governmental authorities having jurisdiction with respect to VDA’s and the Trust’s activities and VDA’s position as sponsor of the Trust, and such items remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance;
(4)    This Agreement is a legal, valid and binding obligation enforceable against VDA in accordance with its terms except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights or by general equity principles;
(5)    VDA owns, or has obtained valid and enforceable licenses for, or other rights to use, on behalf of the Trust, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by it that are necessary for the conduct of its business as sponsor of the Trust (collectively, “Intellectual Property”); (i) there are no third parties who have or will be able to establish rights to any Intellectual Property; (ii) to the knowledge of VDA, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the knowledge of VDA, threatened action, suit, proceeding or claim by others challenging VDA’s rights in or to any Intellectual Property, and VDA is unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of VDA, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and VDA are unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of VDA, threatened action, suit, proceeding or claim by others that VDA’s use of the Intellectual Property in conducting its business as sponsor of the Trust infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and VDA is unaware of any facts which could form a reasonable basis for any such claim; (vi) there is no patent or, to the knowledge of VDA, patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property;
(6)    The Trust has been duly formed and is validly existing as a statutory trust under the laws of the State of Delaware pursuant the Trust Agreement;
(7)    The SEC has not issued any stop order with respect to the sale of Shares and, to the knowledge of VDA, no proceedings for such purpose have been instituted by or are contemplated by the SEC;
(8)    Each of the Registration Statement and Prospectus complies and, for such period as VDA is the sponsor of the Trust, will comply at the time of any sale of Shares in all material respects with all applicable laws, rules and regulations; any statutes, regulations, legal or governmental proceedings, transactions, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement have been, and for such period as VDA is the sponsor of the Trust, will be so described or filed in all material respects; the conditions to the use of the applicable form of registration statement have been satisfied; each of the Registration Statement and Prospectus does not and, for such period as VDA is the sponsor of the Trust, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(9)    During such period as VDA is the sponsor of the Trust, VDA will notify VanEck immediately upon knowledge of the institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the SEC should enter a stop order suspending the effectiveness of the Registration Statement, VDA will use its best efforts to obtain the lifting or removal of such order as soon as possible;
(10)    Complete and correct copies of (i) the Trust Agreement, and any and all amendments thereto, and (ii) each of the Registration Statement and Prospectus, as filed with the SEC and all amendments and supplements thereto (including all exhibits thereto, excluding all free-writing prospectuses) have been and will be, as necessary, delivered to VanEck;
(11)    The Shares registered pursuant to the Registration Statement have been duly and validly authorized and registered under the 1933 Act and, when issued and delivered against payment, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;
(12)    The Shares are expected to be listed on The Nasdaq Stock Market LLC and, for such period as VDA is the sponsor of the Trust, VDA shall use reasonable best efforts to maintain such listing or timely obtain listing of the Shares on an alternate national securities exchange;
(13)    All required periodic reports to be filed by the Trust with the SEC, including without limitation Forms 10-K and 10-Q (collectively, “Regulatory Filings”) have been and, for such period as VDA is the sponsor of the Trust, will be made on a timely basis (which shall include filing within any allowable extended period after the filing of Form 12b-25, if applicable), and copies of all such Regulatory Filings have been and will be provided to VanEck;
(14)    The Shares conform in all material respects to the description thereof contained in the Registration Statement;
(15)    VDA is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which VDA, as sponsor of the Trust, is a party or by which any of them or any of their properties may be bound or affected;
(16)    The execution, delivery and performance of this Agreement, the issuance and sale of Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the limited liability company agreement of VDA or the Trust Agreement (and any amendments thereto respectively), or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which VDA, as sponsor of the Trust, or the Trust is a party or by which VDA, the Trust or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to VDA or the Trust, except in all instances as would not have a material effect, individually or in the aggregate, on the operation of VDA or the Trust;
(17)    Except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any Shares or other equity interests of the Trust, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Trust in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause VDA as sponsor of the Trust or the Trust to register under the 1933 Act any other equity interests of the Trust, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;
(18)    There are no actions, suits, claims, investigations or proceedings pending, or to VDA’s knowledge, threatened or contemplated to which VDA as sponsor of the Trust or the Trust or any of the VDA’s members or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;
(19)    The audited financial statement included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of the Trust as of the date indicated and has been prepared in compliance with the requirements of the 1933 Act and in conformity with generally accepted accounting principles as applicable to the Trust; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Trust does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not disclosed in the Registration Statement and the Prospectus;
(20)    All tax returns required to be filed by VDA as sponsor with respect to the Trust have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due and payable with respect to the Trust as of the date of this Agreement;
(21)    The Trust is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended;
(22)    Neither VDA as sponsor of the Trust nor, to VDA’s knowledge, the Trustee on behalf of the Trust, has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by VDA or, to VDA’s knowledge, the Trustee on behalf of the Trust or any other party to any such contract or agreement;
(23)    As sponsor of the Trust, VDA has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Securities Exchange Act of 1934, as amended (“1934 Act”), giving effect to the rules and regulations and related SEC staff interpretations); such disclosure controls and procedures are designed to ensure that material information relating to the Trust are made known to the sponsor of the Trust and Trustee for disclosure, and such disclosure controls and procedures are effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles applicable to the Trust; on behalf of the Trust, as sponsor thereof, VDA has been advised of: (i) any significant deficiencies in the design or operation of internal controls which are reasonably likely to adversely affect the Trust's ability to record, process, summarize, and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Trust's internal controls; any material weaknesses in internal controls have been identified for the Trust's auditors;
(24)    Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that VDA believes to be reliable and accurate, and VDA has obtained the written consent to the use of such data from such sources to the extent required;
(25)    Neither VDA, nor any of VDA’s directors, members, officers, affiliates or controlling persons nor the Trustee has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Trust to facilitate the sale or resale of the Shares;
(26)    To VDA’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and any of VDA’s members, officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus, subsequent Regulatory Filings or Section 13 or 16 filings made by such persons; and
(27)    For such period as VDA is the sponsor of the Trust, VDA will develop and prepare, subject to review and written approval of VanEck (which approval shall not be unreasonably withheld), marketing materials for the Trust (“Marketing Materials”), which will comply with all applicable laws, rules and regulations in all material respects. VDA acknowledges that VanEck’s consent may be contingent upon the filing by the current sponsor of the Trust of such Marketing Materials with the SEC as a free writing prospectus. VDA will, for such period it is the sponsor of the Trust, prepare and make all Regulatory Filings for all Marketing Materials prepared by either party on a timely basis. VDA will respond promptly to VanEck with respect to any Marketing Materials submitted to it for review, but in no event later than five (5) business days after such submission.
For such period as VDA is the sponsor of the Trust, VDA will notify VanEck promptly if to VDA’s knowledge any of the representations, warranties and covenants in this Section 1.1 ceases to be accurate in all material respects. All items requiring delivery by VDA under this Agreement shall be deemed timely delivered if available on EDGAR or VDA’s website(s) accessible by the public.
1.2    VanEck represents, warrants as of the date of this Agreement and covenants as follows:
(1)    It is duly organized and validly existing under the laws of the jurisdiction of its incorporation, with full power and authority to conduct its business as presently conducted, has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement on its part to be performed, and is in good standing in each jurisdiction where the conduct of its business requires such qualification, except to the extent that such failure to qualify would not have a materially adverse effect on VanEck or the conduct of its business;

(2)    Its execution, delivery and performance of this Agreement have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of incorporation or by-laws (including any amendments thereto) or any law, regulation or contractual restriction binding on it or its assets;
(3)    It has obtained all consents, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and filed such notifications, reports and registrations requisite for its due execution, delivery and performance of this Agreement from or with, as applicable, the relevant governmental authorities having jurisdiction with respect to VanEck’s business activities, and such items remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance;
(4)    This Agreement is a legal, valid and binding obligation enforceable against it in accordance with its terms except as enforcement hereof may be limited by applicable with bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights or by general equity principles;
(5)    It is a member in good standing of FINRA, is registered as a broker-dealer with the SEC under the 1934 Act, and is qualified to act as a broker or dealer in each state or other jurisdiction where the nature of its business requires such qualification, and will maintain all such memberships, registrations and qualifications in good standing and in full force and effect throughout the term of this Agreement, including obtaining additional memberships, registrations or qualifications at its own expense if reasonably necessary to perform its obligations under this Agreement from time to time. In performing its obligations under this Agreement, VanEck will comply with all applicable laws, including without limitation federal and state securities and commodities laws, and the rules and regulations promulgated thereunder, and the Constitution, By-Laws and Conduct Rules of FINRA;
(6)    It will develop and prepare, subject to review and written approval of VDA (which approval shall not be unreasonably withheld) Marketing Materials, which will comply with all applicable laws, rules and regulations in all material respects. VanEck acknowledges that VDA’s consent may be contingent upon the filing by the current sponsor of the Trust of such Marketing Materials with the SEC as a free writing prospectus. VanEck will, if it becomes the sponsor of the Trust, prepare and make all Regulatory Filings for all Marketing Materials prepared by either party on a timely basis. VanEck will respond promptly to VDA with respect to any Marketing Materials submitted to it for review, but in no event later than five (5) business days after such submission;
(7)    It will use its best efforts to market Shares and will provide (on a non-exclusive basis) appropriately licensed and trained personnel sufficient to market Shares as contemplated by this Agreement;
(8)    It will develop a “landing page” (which can be a part of an existing non-exclusive website (“Website”)) for the Trust, which may be placed in a “cul-de-sac” on such Website. The cul-de-sac may include, among other things, sales material, prospectuses, and closing prices, subject to compliance with applicable laws, rules and regulations. Development of the cul-de-sac shall be treated as “Marketing Material” for purposes of this Agreement; and
(9)    It will maintain books and records (including financial records) related to the services provided under this Agreement and make such books and records (including financial records)

available to VDA for inspection at VanEck’s principal offices during VanEck’s normal business hours upon reasonable notice.
VanEck will notify VDA promptly if to VanEck’s knowledge any of the representations, warranties and covenants in this Section 1.2 ceases to be accurate in all material respects.
2.    Expenses
2.1.     Except as otherwise set forth in this Agreement, each of VDA and VanEck shall be responsible for its own expenses in complying with this Agreement; the Trust shall have no financial obligations pursuant to this Agreement. By way of example, and not by limitation, such expenses include the expenses of registration as a broker dealer with the SEC, registration of Shares with the SEC and amendments and supplements thereto, FINRA filing and registration fees, state or foreign jurisdiction qualification, licensing or registration, maintaining corporate existence, design and printing costs, compensation of employees, internal legal and accounting and taxes.
3.    Fees
3.1    Fees Payable to VanEck. [RESERVED].
3.2    Fee Cap. Any fees payable to VanEck under Section 3.1 shall be calculated in conformity with applicable FINRA rules to ensure that in no event will aggregate compensation from any source payable to underwriters, broker-dealers, or affiliates thereof for distribution-related services in connection with the offering of Shares exceed 10% of the gross proceeds of such offering (the “Fee Cap”). VDA agrees that it will provide VanEck with any information required by VanEck to ensure compliance with the Fee Cap.
4.    Non-Exclusivity; Right of First Refusal; Sponsorship
4.1    Non-Exclusive. VDA acknowledges that the services provided by VanEck pursuant to this Agreement are non-exclusive and VanEck may, in its sole discretion, enter into similar arrangements with third parties. VDA acknowledges that VanEck may be considering, and may in the future consider similar or the same business ideas, products and technologies. Nothing in this Agreement shall prevent either party from pursuing any such ideas or pursuing businesses similar to or related to the businesses of the other party, either internally or through investments in or representation of third parties.
5.    Termination; Effect of Early Termination
5.1    This Agreement shall continue in full force and effect from the date hereof unless terminated by mutual agreement of the parties or pursuant to the provisions of this Section 5.
5.2    Either party may terminate this Agreement upon at least 10 days’ prior written notice, for any reason or no reason.
5.3    The provisions of Section 7 of this Agreement shall remain in full force and effect, regardless of the termination of this Agreement and shall survive any such termination.

6.    Use of Servicemarks During Term
6.1    The name, logos, service marks and trademarks or any derivative thereof (“Servicemarks”) of each party are and shall remain the valuable property of that party.
7.    Indemnification
7.1    VDA will indemnify, defend and hold VanEck and each of its respective directors, officers, agents and employees (a “VanEck Indemnified Person”) free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims and any reasonable attorney fees incurred in connection therewith) which a VanEck Indemnified Person may incur arising out of or based upon (i) any breach of any representation or warranty made by VDA herein or failure by VDA to perform when and as required any agreement or covenant contained herein; or (ii) solely for such period during which VDA remains as sponsor of the Trust, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or Marketing Materials or any amendment thereof or any supplement thereto, or any omission or alleged omission or failure to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for information furnished in writing by or on behalf of VanEck (“VanEck Information”) to VDA expressly for use in the Registration Statement or in a Prospectus or any amendment thereof or any supplement thereto.
7.2    VanEck will indemnify, defend and hold VDA and the Trust and each of its respective directors, officers, agents and employees (an “VDA Indemnified Person”) free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims and any reasonable attorney fees incurred in connection therewith) which an VDA Indemnified Person may incur arising out of or based upon (i) any breach of any representation or warranty made by VanEck herein or failure by VanEck to perform when and as required any agreement or covenant contained herein; or (ii) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with VanEck Information or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such VanEck Information required to be stated in such Registration Statement or such Prospectus or necessary to make such VanEck Information not misleading, or (iii) if VanEck becomes sponsor of the Trust, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or Marketing Materials or any amendment thereof or any supplement thereto, or any omission or alleged omission or failure to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for information furnished in writing by or on behalf of VDA after such change in sponsor of the Trust to VanEck expressly for use in the Registration Statement or in a Prospectus or any amendment thereof or any supplement thereto.
7.3    A party shall not be liable under this section for indemnification unless the party seeking indemnification shall have notified the other party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim served upon such party. Failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the other party otherwise than on account of this section. The indemnifying party will be entitled to participate, at its own expense, in the defense thereof or, after notice, to assume the defense thereof, with counsel satisfactory to the party seeking indemnification.
7.4    In any proceeding, the indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include an indemnifying party and an indemnified party and representation of all parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall, in connection with any proceeding or related proceedings in the same jurisdiction at the same time, be liable for the reasonable fees and expenses of only one separate firm (in addition to any local counsel) for the indemnified party. The indemnifying party shall not have the right to compromise or settle the litigation without the prior written consent of the indemnified party if the compromise or settlement results, or may result in a finding of wrongdoing on the part of or requires any admission by the indemnified party.
7.5    An indemnifying party, however, will not be responsible for any losses, claims, damages or liabilities (or expenses related thereto) that are finally judicially determined to have resulted from the gross negligence, bad faith, or willful misconduct of the indemnified party.
8.    Relationship of the Parties
8.1    The parties hereto are independent contractors with respect to each other. Nothing herein shall constitute VDA, the Trust and VanEck as partners, joint venturers or co-venturers.
8.2    Neither party is authorized in any manner to act for, or to make any representations on behalf of, the other party without the written consent of that party. Neither party shall take any actions or make any representations or statements that are intended or purport to bind the other party without the written consent of that party. This Agreement does not constitute written consent to such effect.
9.    Miscellaneous
9.1    Notices. All notices required or desired to be given under this Agreement must be in writing and may be sent by e-mail, mail, or facsimile, and will be deemed given by e-mail, mail, or facsimile on the date delivered to the recipient, at the address set forth on the signature page hereof for such party (or to such other address as the party entitled to notice hereafter notifies the other party in accordance with the terms hereof).
9.2    Amendment; Modification. This Agreement may not be amended or, modified, except by the written consent of both parties hereto.
9.3    Governing Law and Jurisdiction. Both parties agree that this Agreement shall be governed by, and construed in accordance with the internal laws of the State of New York. The parties specifically consent to the jurisdiction of any state or federal court of competent jurisdiction located in the City of New York, Borough of Manhattan.
9.4    No Jury Trial. TO THE FULLEST EXTENT ALLOWABLE UNDER APPLICABLE LAW, THE PARTIES UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL FOR ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATING TO, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, OR ANY DEALINGS BETWEEN THEM ARISING OUT OF OR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS.

9.5    Assignment. Neither party may transfer, sell, encumber, or assign any of its rights or obligations hereunder in whole or in part without the express written consent of the other party, except to a wholly-owned subsidiary if the party agrees in writing to guarantee the performance obligations of the assignee.
9.6    Complete Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the Marketing Agent services that are subject hereof and the ancillary rights related thereto, other than as otherwise explicitly referenced, and supersedes all prior agreements, written or oral, and no other agreement, verbal or otherwise, shall be binding as between the parties hereto unless in writing and signed by the party against whom enforcement is sought.
9.7    Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns. Except as explicitly contemplated with respect to the indemnification provisions set forth in Section 7, no other person shall have any right or obligation under this Agreement.
9.8    Headings. Headings to sections herein are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
9.9    Waiver of Breach. The waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by a party. The failure of a party to insist upon strict adherence to any provision of this Agreement shall not constitute a waiver or thereafter deprive such party of the right to insist upon strict adherence.
9.10    Counterparts. This Agreement may be executed in any number of counterparts, including via electronic signature or PDF scan of such signature, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
9.11    Severability. If any provision of this Agreement is deemed to be unenforceable or invalid, then that provision shall be deemed severed from this Agreement and the rest of this Agreement shall be binding upon the parties. The parties will use their best efforts to agree upon any changes in this Agreement which may be necessary in order to adjust its remaining provisions with regard to the omission of any invalid term in order to make this Agreement workable.
9.12    Use of Terms; Definitions.
(1)    Where the context requires, use of the singular or plural shall include the other.
(2)    For purposes of this Agreement, the term “affiliate” means with respect to any person or entity, any other person or entity, that directly or indirectly, through one or more intermediaries, is controlling, controlled by, or under common control with, such person or entity. For the avoidance of doubt, beneficial owners of at least 10% of the equity of any party shall be deemed an affiliate of such party.
(3)    For purposes of this Agreement, the term “knowledge” means actual knowledge of the officers, members, directors and employees of a party, and the knowledge that each such person would have reasonably obtained (i) after making due and appropriate inquiry of a particular matter or (ii) in the performance of such person’s duties.
[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

VAN ECK SECURITIES CORPORATION	VANECK DIGITAL ASSETS, LLC

By: /s/ Lee Rappaport	By: /s/ Matthew Babinsky

Name: Lee Rappaport	Name: Matthew Babinsky

Title: Vice President & CFO	Title: Vice President

Address: 666 Third Avenue, Floor 9	Address: 666 Third Avenue, Floor 9

New York, NY 10017	New York, NY 10017

E-mail: legalnotices@vaneck.com	E-mail: legalnotices@vaneck.com

Schedule A
Servicemarks
VanEck®